Exhibit 1.1

EXECUTION COPY

PLUM CREEK TIMBERLANDS, L.P.

4.700% Notes due 2021

Fully and Unconditionally Guaranteed by

PLUM CREEK TIMBER COMPANY, INC.

a Delaware corporation

PURCHASE AGREEMENT

Dated: November 8, 2010

Table of Contents

SECTION 1.	Representations and Warranties		2

(a) Representations and Warranties by the Company and the Operating Partnership			2

	(i)	Compliance with Registration Requirements	2

	(ii)	Incorporated Documents	4

	(iii)	Independent Accountants	4

	(iv)	Financial Statements	4

	(v)	Disclosure Package	4

	(vi)	Operating Partnership and Company Not Ineligible Issuers	5

	(vii)	Issuer Free Writing Prospectuses	5

	(viii)	Distribution of Offering Material By the Operating Partnership and the Company	5

	(ix)	No Material Adverse Change	5

	(x)	Good Standing of the Company	6

	(xi)	Good Standing of Subsidiaries	6

	(xii)	Capitalization	7

	(xiii)	Authorization of Agreement	7

	(xiv)	Authorization of the Indenture	7

	(xv)	Authorization of the Debt Securities	7

	(xvi)	Authorization of Guarantee	7

	(xvii)	Description of Securities and Indenture	7

	(xviii)	Absence of Defaults and Conflicts	8

	(xix)	Absence of Proceedings	8

	(xx)	Accuracy of Exhibits	9

	(xxi)	Absence of Further Requirements	9

i

	(xxii)	Possession of Licenses and Permits	9

	(xxiii)	Title to Property	9

	(xxiv)	Investment Company Act	10

	(xxv)	Environmental Laws	10

	(xxvi)	REIT	10

	(xxvii)	Plan Assets	11

	(xxviii)	Regulations T, U and X	11

	(xxix)	Partnership Classification	11

	(xxx)	Controls	11

	(xxxi)	No Fiduciary Duty	11

	(xxxii)	Foreign Corrupt Practices Act	12

	(xxxiii)	Money Laundering Laws	12

	(xxxiv)	OFAC	12

(b) Officer’s Certificates			13

SECTION 2.	Sale and Delivery to Underwriters; Closing		13

(a) Terms			13

(b) Payment			13

(c) Denominations; Registration			13

SECTION 3.	Covenants of the Operating Partnership and the Company		14

(a) Compliance with Securities Regulations and Commission Requests			14

(b) Filing of Amendments			14

(c) Delivery of Registration Statements			14

(d) Delivery of Prospectuses			15

(e) Continued Compliance with Securities Laws			15

(f) Final Term Sheet			16

(g) Permitted Free Writing Prospectus		16

(h) Registration Statement Renewal Deadline		16

(i) Notice of Inability to Use Automatic Shelf Registration Statement Form		17

(j) Filing Fees		17

(k) Blue Sky Qualifications		17

(l) Earnings Statement		17

(m) Restriction on Sale of Securities		17

(n) Reporting Requirements		17

(o) DTC		18

(p) Ratings		18

(q) Use of Proceeds		18

(r) Notification of Certain Events		18

SECTION 4.	Payment of Expenses	18

(a) Expenses		18

(b) Termination of Agreement		19

SECTION 5.	Conditions of Underwriters’ Obligations	19

(a) Effectiveness of Registration Statement		19

(b) Opinion of Counsel for the Operating Partnership and the Company		19

(c) Opinion of General Counsel		20

(d) Opinion of Counsel for Underwriters		20

(e) Officers’ Certificate		20

(f) Accountant’s Comfort Letter		20

(g) Bring-down Comfort Letter		20

(h) Ratings		21

(i) Additional Documents		21

(j) Termination of Agreement		21

SECTION 6.	Indemnification	21

(a) Indemnification of Underwriters by the Operating Partnership and the Company		21

(b) Indemnification of the Operating Partnership, the Company, Directors and Officers		22

(c) Actions against Parties; Notification		22

(d) Settlement without Consent if Failure to Reimburse		23

SECTION 7.	Contribution	23

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	25

SECTION 9.	Termination of Agreement	25

(a) Termination; General		25

(b) Liabilities		25

SECTION 10.	Default by One or More of the Underwriters	26

SECTION 11.	Notices	26

SECTION 12.	Parties	26

SECTION 13.	GOVERNING LAW AND TIME	27

SECTION 14.	Patriot Act Notification	27

SECTION 15.	Effect of Headings	27

SCHEDULES

Schedule A – List of Underwriters	Sch A-1

Schedule B – Issuer Free Writing Prospectuses included in Disclosure Package	Sch B-1

Schedule C – Certain Terms of the Debt Securities	Sch C-1

Schedule D – Form of Final Term Sheet	Sch D-1

EXHIBITS

Exhibit A – Counsel Opinion to be Delivered Pursuant to Section 5(b).	A-1

Exhibit B – Counsel Opinion to be Delivered Pursuant to Section 5(c)	B-1

v

PLUM CREEK TIMBERLANDS, L.P.

$575,000,000

4.700% Notes due 2021

Fully and Unconditionally Guaranteed by

PLUM CREEK TIMBER COMPANY, INC.

PURCHASE AGREEMENT

November 8, 2010

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBS Securities Inc.

as Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Ladies and Gentlemen:

Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Operating Partnership”), and Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), confirm their respective agreements with the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman, Sachs & Co. (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) and RBS Securities Inc. (“RBS”) are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of the Operating Partnership’s 4.700% Notes due 2021 (the “Debt Securities”) listed in Schedule A hereto.

The Debt Securities will be fully and unconditionally guaranteed as to payment of the principal of, and premium, if any, and interest on, the Debt Securities (the “Guarantee” and, together with the Debt Securities, the “Securities”) by the Company. The Securities will be issued pursuant to an Indenture, dated as of November 14, 2005, among the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by an officer’s certificate, to be dated November 15, 2010 (such Indenture as amended or supplemented is herein referred to as the “Indenture”).

The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”), an automatic shelf registration statement on Form S-3 Nos. 333-158775 and 333-158775-01 (which contains a prospectus (the “Base Prospectus”)), relating to, among other things, certain securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and the Operating Partnership. Such registration statement (as amended), at each time of effectiveness under the 1933 Act and the 1933 Act Regulations, including the information deemed to be a part thereof at such time pursuant to Rule 430B of the 1933 Act Regulations or pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), are collectively referred to herein as the “Registration Statement”; provided, however, that the term “Registration Statement” shall be deemed to include information contained in the Prospectus Supplement (as defined below) that is retroactively deemed to be a part of such registration statement (as amended) as of the time specified in Rule 430B of the 1933 Act Regulations. The Base Prospectus and the final prospectus supplement relating to the offering of the Securities (the “Prospectus Supplement”), in the form first furnished or made available to the Underwriters by the Operating Partnership and the Company for use in connection with the offering of the Securities, are collectively referred to herein as the “Prospectus”. A “preliminary prospectus” means any preliminary prospectus supplement relating to the Securities and the offering thereof, together with the Base Prospectus. All references to the Registration Statement, the Prospectus or any preliminary prospectus (including as part of the Disclosure Package (as defined below )) shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act prior to the execution of this Agreement. All references to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus (including as part of the Disclosure Package) shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be, after the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates, in the case of the Prospectus and any preliminary prospectus. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus (including as part of the Disclosure Package) or to any amendment or supplement to any of the foregoing shall be deemed to be the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus (including as part of the Disclosure Package) or any amendment or supplement thereto shall be deemed to include all such financial statements and schedules and other information which is incorporated therein by reference, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Operating Partnership or the Company or any person acting on its or their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) on the date of this Agreement (with such date being used as the determination date for purposes of this clause (D)), each of the Operating Partnership and the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations). The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the 1933 Act Regulations, that initially became effective within three years of the date hereof, and neither the Operating Partnership nor the Company has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form and neither the Operating Partnership nor the Company has otherwise ceased to be eligible to use the automatic shelf registration statement form.

No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company and the Operating Partnership, contemplated. The Company and the Operating Partnership have complied with each request (if any) from the Commission for additional information.

The Registration Statement, at each time of effectiveness under the 1933 Act and the 1933 Act Regulations (each, an “Effective Date”), did not contain, and any post-effective amendment thereto, at such date, did not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, at each Effective Date, complied, and the Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) under the 1933 Act, and as amended or supplemented, if applicable, when so filed, will comply, in all material respects with the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Prospectus, as of its date, did not include, and, as amended or supplemented, if applicable, and, as of the Closing Time, will not include, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus and to those parts of the Registration Statement that constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee. The preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Prospectus and the Disclosure Package are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement, the Prospectus and the Disclosure Package, together with the related schedules and notes, present fairly, in all material respects, the financial position of the respective entity or entities presented therein at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the respective entity or entities presented therein for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as set forth therein. The supporting schedules, if any, included in the Registration Statement, the Prospectus and the Disclosure Package present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. No historical or pro forma financial statements are required to be included in the Registration Statement, the Prospectus or the Disclosure Package under the 1933 Act or the 1933 Act Regulations that have not been included therein.

(v) Disclosure Package. The term “Disclosure Package” shall mean (A) any preliminary prospectus relating to the Securities or the offering thereof delivered or made available to the Underwriters by the Operating Partnership or the Company prior to execution of this Agreement, (B) the Issuer Free Writing Prospectuses specified in Schedule B to this Agreement and (C) any other free writing prospectus that the Operating Partnership, the Company and the Representatives agree to treat as part of the Disclosure Package. As of 3:30 p.m., New York City time, on November 8, 2010 (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished to the Operating Partnership and the Company in writing by any Underwriter through the Representatives expressly for use therein. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or (iv) the Final Term Sheet (as defined herein).

(vi) Operating Partnership and Company Not Ineligible Issuers. (A) At the earliest time after the filing of the Registration Statement that the Operating Partnership, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (B)), neither the Operating Partnership nor the Company was or is an ineligible issuer (as defined in Rule 405 of the 1933 Act Regulations) (an “Ineligible Issuer”), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that either such entity be considered an Ineligible Issuer.

(vii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus, from and including its issue date through the completion of the offering of the Securities or until any earlier date that the Operating Partnership and the Company notified or notify the Underwriters as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or the Disclosure Package, including any document incorporated therein by reference that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Operating Partnership and the Company have promptly notified or will promptly notify the Underwriters and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership and the Company in writing by any Underwriter through the Representatives expressly for use therein.

(viii) Distribution of Offering Material By the Operating Partnership and the Company. Neither the Operating Partnership nor the Company has distributed or will distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than (A) the Registration Statement, (B) the Base Prospectus, (C) any preliminary prospectus, (D) the Prospectus, (E) any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters pursuant to Section 3(g) or (F) any free writing prospectus that the Operating Partnership, the Company and the Representatives agree to treat as part of the Disclosure Package.

(ix) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, except as otherwise stated in the Registration Statement, the Prospectus and the

Disclosure Package, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or the Operating Partnership with respect to its partnership interests.

(x) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (including the Operating Partnership) or of the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, all of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Other than the Subsidiaries, neither the Company nor the Operating Partnership has any subsidiary that individually is, or in the aggregate with other non-Subsidiaries would be, a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X.

(xii) Capitalization. All of the Operating Partnership’s outstanding partnership interests have been duly authorized for issuance by the Operating Partnership and are validly issued and fully paid. All of the shares of issued and outstanding capital stock of the Company have been duly authorized for issuance by the Company and are validly issued, are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Operating Partnership and the Company.

(xiv) Authorization of the Indenture. The Indenture has been duly authorized by the Operating Partnership and the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Indenture has been duly qualified under the 1939 Act.

(xv) Authorization of the Debt Securities. The Debt Securities have been duly authorized for issuance by the Operating Partnership and, when executed and delivered by the Operating Partnership, authenticated by the Trustee pursuant to the provisions of the Indenture and delivered to and paid for by the Underwriters as provided herein, the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Debt Securities will be entitled to the benefits of the Indenture.

(xvi) Authorization of Guarantee. The Guarantee has been duly authorized for issuance by the Company and, when executed and delivered by the Company, and when the Debt Securities are executed, authenticated and delivered pursuant to the provisions of the Indenture against payment of the purchase price therefor by the Underwriters as provided herein, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The Guarantee will be in the form contemplated by the Indenture.

(xvii) Description of Securities and Indenture. The Securities and the Indenture conform in all material respects to all statements relating thereto included in the Registration Statement, the Prospectus and the Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xviii) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is (A) in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, limited liability agreement or other organizational instrument, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties or operations, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the Operating Partnership, as applicable, and the consummation of the transactions contemplated herein and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of any organizational instrument of the Company, the Operating Partnership or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties or operations and that is, to the knowledge of the Company or the Operating Partnership, applicable to the Company, the Operating Partnership or any of their respective subsidiaries. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

(xix) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture and the Securities or the performance by the Company or the Operating Partnership of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any of their respective properties is subject which are not described in the Registration Statement, the Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the authorization, execution, delivery or performance by the Company or the Operating Partnership of this Agreement or under the Indenture or the Securities, in connection with the offering and sale of the Securities hereunder or the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations and state securities laws.

(xxii) Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such authorizations would not, individually or in the aggregate, result in a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Title to Property. The Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real property (other than timberlands) owned by them and good title to all other properties (including timberlands) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Prospectus and the Disclosure Package or (b) such defects in title and, in the case of properties which are leased, such defects in leasehold interests, as would not reasonably be expected to materially impair the value of all such properties or materially interfere with the ordinary conduct of the business of the Company, the Operating Partnership and their respective subsidiaries as currently conducted and currently proposed to be conducted.

(xxiv) Investment Company Act. Neither the Company nor the Operating Partnership is or, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Environmental Laws. Except as described in the Registration Statement, the Prospectus and the Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their respective subsidiaries and (D) to the knowledge of the Company and the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) REIT. Beginning with its tax year that ended on December 31, 1999, the Company has been, and will for all taxable years thereafter continue to be, organized in conformity with the requirements for qualification as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Company has operated its business in a manner that has allowed it and will allow it to qualify as a REIT. The Company has elected to be subject to tax as a REIT on its federal income tax return (and on any appropriate state tax return) for each year beginning with the tax year that ended on December 31, 1999 and said election has not been terminated or revoked.

(xxvii) Plan Assets. The assets of the Operating Partnership and its subsidiaries do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.

(xxviii) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the net proceeds from the sale of the Securities) will violate or result in a violation by the Operating Partnership or the Company of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xxix) Partnership Classification. Since their formation the Operating Partnership and each other subsidiary of the Company or the Operating Partnership that is a partnership have been properly classified as partnerships or disregarded entities and not as corporations or as associations or publicly traded partnerships subject to tax as corporations, for federal income tax purposes.

(xxx) Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act and has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The internal control over financial reporting of the Company is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934 Act Regulations) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxxi) No Fiduciary Duty. The Company and the Operating Partnership each acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as principal and not the agent or fiduciary of the Company or the Operating Partnership, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) or any other obligations of the Company or the Operating Partnership except the obligations expressly set forth in this Agreement and (iv) the

Company and the Operating Partnership have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Operating Partnership each agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Operating Partnership, in connection with the offering of the Securities or the process leading thereto.

(xxxii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Operating Partnership and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government, government instrumentality or court (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any government, government instrumentality or court involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company and the Operating Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officer’s Certificates. Any certificate signed by any officer or other representative of the Company, the Operating Partnership or any of their respective subsidiaries that is delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Operating Partnership or such respective subsidiary, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Terms. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the purchase price per Debt Security set forth in Schedule C, the aggregate principal amount of Debt Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Debt Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, and the Company agrees to execute the Guarantee in respect of the Debt Securities. The Debt Securities shall have the terms specified in Schedule C hereto, among other terms specified in the Disclosure Package.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019, or at such other place as shall be agreed upon by the Representatives, the Company and the Operating Partnership, at 9:00 A.M., New York City time, on the fourth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Goldman Sachs, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. The Securities shall be issued in book-entry only form and shall be represented by one or more global certificates in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M., New York City time, on the business day prior to the Closing Time.

SECTION 3. Covenants of the Operating Partnership and the Company. Each of the Operating Partnership and the Company, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company and the Operating Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing if requested by the Representatives, upon the occurrence of any of the following events after the date hereof and prior to completion of the distribution of the Securities, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus or any preliminary prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of an examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Operating Partnership and the Company will promptly effect the filings necessary pursuant to Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. From the date hereof until the later of (x) the completion of the distribution of the Securities and (y) the Closing Time, the Operating Partnership and the Company will give the Representatives notice of its intention to file or prepare a new registration statement containing the Prospectus or any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, any preliminary prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Operating Partnership and the Company have furnished, will deliver or have made available, to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Representatives or will also make available, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the other Underwriters. The copies of the Registration Statement and any new registration statement containing the Prospectus and, in each case, any amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Operating Partnership and the Company have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendment or supplement thereto as such Underwriter reasonably requested, and each of the Operating Partnership and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership and the Company will furnish or make available to each Underwriter, without charge, during the period when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. Each of the Operating Partnership and the Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters and for the Operating Partnership and the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or amend or supplement the Prospectus or the Disclosure Package in order that the Prospectus or the Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered or conveyed to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or the Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership and the Company will promptly prepare and file with the Commission, subject to Section 3(b) and Section 3(g), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or the Disclosure Package comply with such requirements, and the Operating Partnership and the Company will furnish or make available to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Final Term Sheet. The Operating Partnership and the Company will prepare a final term sheet, in a form approved by the Representatives and substantially in the form set forth in Schedule D to this Agreement, and will file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule (the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(g) Permitted Free Writing Prospectus. Each of the Operating Partnership and the Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed by the Operating Partnership and the Company with the Commission or retained by the Operating Partnership and the Company under Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of each Issuer Free Writing Prospectus, if any, that is specified in Schedule B to this Agreement. Any such free writing prospectus consented to, or deemed consented to, by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Operating Partnership and the Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect in timely filing with the Commission, legending and record keeping. Each Underwriter agrees that, unless it obtains the prior written consent of the Operating Partnership, the Company and the Representatives, it will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed with the Commission under Rule 433; provided that the prior written consent of the Operating Partnership, the Company and the Representatives shall be deemed to have been given in respect of any free writing prospectus that (a) is not an “issuer free writing prospectus” (as defined in Rule 433), and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet contemplated in Section 3(f).

(h) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Operating Partnership and the Company will prior to the Renewal Deadline file, if they have not already done so, a new automatic shelf registration statement that includes the Securities, in a form reasonably satisfactory to the Underwriters, or, if no longer eligible to file such an automatic registration statement, a new shelf registration statement that includes the Securities and will use their respective reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. Each of the Operating Partnership and the Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(i) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters the Operating Partnership or the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Operating Partnership and the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Underwriters, (iii) use their respective reasonable best efforts to cause such registration statement of post-effective amendment to be declared effective as promptly as practicable and (iv) promptly notify the Underwriters of such effectiveness. Each of the Operating Partnership and the Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Operating Partnership or the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(j) Filing Fees. The Operating Partnership and the Company agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(k) Blue Sky Qualifications. The Operating Partnership and the Company will use their respective reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that neither the Operating Partnership nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Operating Partnership and the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(l) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(m) Restriction on Sale of Securities. Between the date of this Agreement and the Closing Time, neither the Operating Partnership nor the Company will, without the Representatives’ prior written consent, offer to sell, enter into any agreement to sell or sell any debt securities (other than borrowings under any revolving credit agreement).

(n) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered (or but for the exemption afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o) DTC. The Operating Partnership and the Company shall use their reasonable best efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance, settlement and trading through DTC.

(p) Ratings. The Operating Partnership and the Company will use their reasonable best efforts to enable Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) to provide their respective credit ratings of the Securities.

(q) Use of Proceeds. The Operating Partnership agrees to use the net proceeds from the sale of the Debt Securities in the manner described under “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package.

(r) Notification of Certain Events. Prior to the Closing Time, the Operating Partnership and the Company will notify the Representatives immediately if any event occurs that renders any of the representations and warranties of the Operating Partnership and the Company contained herein inaccurate or incomplete.

SECTION 4. Payment of Expenses.

(a) Expenses. The Operating Partnership and the Company will pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of their counsel, accountants and other advisors, (iv) subject to receipt of documentation (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriters), the qualification of the Securities under securities laws in accordance with the provisions of Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto not to exceed $5,000, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and each Issuer Free Writing Prospectus and, in each case, any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) any fees charged by a “nationally recognized statistical rating organization” (as such term is defined in Section 3 of the 1934 Act) for the rating of the Securities, (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (ix) all expenses and fees incurred in connection with the clearance, settlement and trading of the Securities through DTC, (x) all expenses and fees incurred in connection with the application to obtain CUSIP numbers for the Securities, (xi) subject to receipt of documentation (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriters), the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of Securities, (xii) their costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Operating Partnership and the Company, travel and lodging expenses of the representatives and officers of the Operating Partnership and the Company and any such consultants and the cost of any aircraft chartered in connection with the road show.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Operating Partnership and the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, subject to receipt of documentation of such expenses (such documentation to be sufficient for this purpose if it is of a type customarily obtained by the Underwriters).

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company contained in Section 1 hereof or in certificates of any officer or other representative of the Operating Partnership or the Company or any subsidiary thereof delivered pursuant to the provisions hereof, to the performance by the Operating Partnership and the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus should have been issued and no proceedings for any of those purposes shall have been initiated or threatened or any post-effective amendment thereto, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Operating Partnership and the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B of the 1933 Act Regulations) in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations without reliance on Rule 424(b)(8) of the 1933 Act Regulations (or any required amendment to the Registration Statement providing the information required by such Rule 430B shall have been filed and become effective under the 1933 Act). The Final Term Sheet and any other material required to be filed by the Operating Partnership and the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(b) Opinion of Counsel for the Operating Partnership and the Company. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Operating Partnership and the Company, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of General Counsel. At Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of James A. Kraft, Esq., Senior Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to agreed upon matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Operating Partnership, Company and their respective subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as sole member of the general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Operating Partnership and the Company have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Disclosure Package.

(g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) Ratings. At the Closing Time, the Securities shall be rated at least “Baa3” by Moody’s, “BBB-” by S&P and “BBB-” by Fitch, and the Operating Partnership and the Company shall have delivered to the Representatives evidence reasonably satisfactory to the Underwriters confirming that the Securities have such ratings; and since the execution of the Agreement, there shall not have occurred a downgrading in, or withdrawal of, any rating assigned to the Securities or any other securities of the Operating Partnership or the Company by any nationally recognized statistical rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review any rating of the Securities or any other securities of the Operating Partnership or the Company other than with positive implications.

(i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company at or prior to the Closing Time in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Operating Partnership and the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters by the Operating Partnership and the Company. Each of the Operating Partnership and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever (which, in the case of legal expenses, must be reasonable), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in each case, upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership and the Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c), the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership and the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of the Operating Partnership, the Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Operating Partnership, the Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership and the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If it so elects within a reasonable time after receipt of such notice, upon providing notice thereof to the indemnified party, an indemnifying party shall be entitled to participate in such action and, to the extent that it shall wish, jointly with any other indemnifying parties receiving the notice required under the first sentence hereof, assume the defense of such action with counsel chosen by it (provided that such counsel is approved, in their reasonable discretion, by the indemnified parties who are defendants in such action) unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. In the absence of such an election by an indemnifying party within a reasonable period of time after receipt of such notice to assume the defense of such an action or, in the event of a failure to assume the defense of such action within a reasonable period of time, in the case of parties indemnified pursuant to Sections 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. Subject to Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Operating Partnership and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Operating Partnership and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Operating Partnership, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership or the Company, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Debt Securities set forth opposite their respective names in Schedule A hereto, and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers or other representatives of the Operating Partnership or the Company or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Operating Partnership or the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Operating Partnership and the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Operating Partnership or the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the Pacific Exchange, or if trading generally on the NYSE Amex Equities or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Debt Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Debt Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, then the Representatives or the Operating Partnership and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, attention of Registration, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of High Grade Debt Capital Markets Transaction Management, and RBS Securities Inc., 600 Stamford Boulevard, Stamford, Connecticut 06901, attention of Debt Capital Markets Syndicate, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, attention of Edward F. Petrosky and Samir A. Gandhi; notices to the Operating Partnership and the Company shall be directed to it at 999 Third Avenue, Suite 2300, Seattle, Washington 98104, attention of James A. Kraft, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, attention of Gregg A. Noel.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Operating Partnership and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Operating Partnership and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Patriot Act Notification. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership and the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement among the Underwriters, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

PLUM CREEK TIMBERLANDS, L.P.

By:	Plum Creek Timber I L.L.C.,
its General Partner

By:	Plum Creek Timber Company, Inc.,
its Sole Member

By:	/s/ David W. Lambert
	Name:	David W. Lambert
	Title:	Senior Vice President and
Chief Financial Officer

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
	Name:	David W. Lambert
	Title:	Senior Vice President and
Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Douglas Mueller
	Name:	Douglas Mueller
	Title:	Managing Director

RBS SECURITIES INC.

By:	/s/ Stewart Whitman
	Name:	Stewart Whitman
	Title:	Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Debt Securities
Goldman, Sachs & Co.	$132,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	132,250,000
RBS Securities Inc. .	132,250,000
Mitsubishi UFJ Securities (USA), Inc.	46,000,000
U.S. Bancorp Investments, Inc.	46,000,000
Wells Fargo Securities, LLC.	46,000,000
Rabo Securities USA, Inc.	17,250,000
J.P. Morgan Securities LLC	11,500,000
The Williams Capital Group, L.P.	11,500,000

Total	$575,000,000

Sch A - 1

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES

INCLUDED IN DISCLOSURE PACKAGE

The Final Term Sheet specified in Section 3(f) and substantially in the form of Schedule D

Sch B - 1

SCHEDULE C

CERTAIN TERMS OF THE DEBT SECURITIES

1.	Interest Rate –4.700% per annum

2.	Interest Payment Dates –March 15 and September 15, commencing March 15, 2011

3.	Stated Maturity Date –March 15, 2021

4.	Redemption Terms – The Debt Securities are redeemable at the option of the Operating Partnership:

(a) at any time prior to December 15, 2020, in an amount equal to the sum of (i) the principal amount thereof, plus accrued and unpaid interest thereon and (ii) the Make-Whole Amount (as defined in the Indenture), if any; and

(b) on or after December 15, 2020, in an amount equal to the principal amount thereof, plus accrued and unpaid interest thereon.

5.	Initial Public Offering Price – $999.33 per $1,000 principal amount of the Debt Securities plus unpaid interest accrued from November 15, 2010.

6.	Purchase Price – $992.83 per $1,000 principal amount of the Debt Securities.

Sch C - 1

SCHEDULE D

FORM OF FINAL TERM SHEET

Filed Pursuant to Rule 433

Registration Nos. 333-158775 and 333-158775-01

November 8, 2010

Plum Creek Timberlands, L.P.

$575,000,000

4.700% Notes due 2021

Fully and Unconditionally Guaranteed by

Plum Creek Timber Company, Inc.

Issuer:	Plum Creek Timberlands, L.P.
Guarantor:	Plum Creek Timber Company, Inc.
Aggregate Principal Amount Offered:	$575,000,000
Security Type:	Senior Unsecured Notes
Maturity Date:	March 15, 2021
Coupon:	4.700% per year, accruing from November 15, 2010
Coupon Payment Dates:	March 15 and September 15, commencing March 15, 2011
Price to Public:	99.933% of the principal amount, plus accrued interest from November 15, 2010, if settlement occurs after that date.
Yield to Maturity:	4.709%
Benchmark Treasury:	2.625% due August 15, 2020
Spread to Benchmark Treasury:	plus 215 basis points
Benchmark Treasury Price & Yield:	100-18; 2.559%
Redemption:	Make-whole redemption at any time prior to December 15, 2020 based on the Treasury yield plus 0.35% (35 basis points) or redemption at par on or after December 15, 2020.
Trade Date:	November 8, 2010
Settlement Date:	November 15, 2010 (T+4)
CUSIP & ISIN:	72925PAC9; US72925PAC95
Joint Bookrunners:	Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.
Co-Managers:	Mitsubishi UFJ Securities (USA), Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Rabo Securities USA, Inc., The Williams Capital Group, L.P. and J.P. Morgan Securities LLC

Sch D - 1

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related preliminary prospectus supplement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request it by calling Goldman, Sachs & Co., toll free at 1-866-471-2526 or by email at prospectus-ny@ny-email.gs.com, Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com and RBS Securities Inc., toll free at 1-866-884-2071.

Sch D - 2

Exhibit A

COUNSEL OPINION TO BE

DELIVERED PURSUANT TO SECTION 5(b)

(i) The Operating Partnership has been duly formed and is validly existing in good standing under the laws of the State of Delaware.

(ii) The Operating Partnership has the limited partnership power and limited partnership authority to own its properties and conduct its business as described in the Prospectus and the Disclosure Package and to execute and deliver the Purchase Agreement, the Indenture and the Debt Securities and to consummate the transactions contemplated thereby.

(iii) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

(iv) The Company has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and the Disclosure Package and to execute and deliver the Purchase Agreement, the Indenture and the Guarantee and to consummate the transactions contemplated thereby.

(v) The execution and delivery by the Operating Partnership and the Company of the Purchase Agreement and the consummation by the Operating Partnership and the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not conflict with the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Certificate of Limited Partnership or the Agreement of Limited Partnership of the Operating Partnership.

(vi) The Purchase Agreement has been duly authorized, executed and delivered by each of the Operating Partnership and the Company.

(vii) The Indenture has been duly authorized, executed and delivered by each of the Operating Partnership and the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and legally binding obligation of each of the Operating Partnership and the Company, enforceable against each of the Operating Partnership and the Company in accordance with its terms. The Indenture has been duly qualified under the 1939 Act.

(viii) The Debt Securities have been duly authorized and executed by the Operating Partnership, and when duly authenticated by the Trustee and issued and delivered by the Operating Partnership against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Debt Securities will constitute valid and binding obligations of the Operating Partnership entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms.

(ix) The Guarantee has been duly authorized by the Company and when the Debt Securities are issued and delivered by the Operating Partnership against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Guarantee will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(x) The Prospectus and the Issuer Free Writing Prospectuses have each been filed with the Commission within the time period required by Rule 424 or Rule 433, as the case may be, of the 1933 Act Regulations.

(xi) The Registration Statement and the Prospectus, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case we do not express any opinion as to the financial statements and schedules and other financial information included or incorporated by reference therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in paragraphs (xii), (xiii) and (xiv), we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

(xii) The statements under the captions “Description of Notes” other than “Book-Entry, Delivery and Form”, “Secondary Market Trading” and “Procedures May Change” and “Description of Plum Creek Operating Partnership Debt Securities” in the Registration Statement, the Prospectus and the Disclosure Package (it being understood that the Disclosure Package shall be considered as a whole taking into account that the Final Term Sheet supplies information that was omitted in the statements made under such captions), insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, fairly summarize such provisions in all material respects.

(xiii) The statements in the Registration Statement under the caption “Indemnification of Directors and Officers”, insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

(xiv) [This will be given in a separate opinion] Although the discussion in the Prospectus and the Disclosure Package under the caption “Certain Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax considerations related to the United States federal income taxation of the Company, such discussion, although general in nature, constitutes in all material respects, a fair and accurate summary of the United States federal income taxation of the Company as a real estate investment trust.

(xv) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Purchase Agreement, the Indenture or the Securities by the Operating Partnership or the Company or the consummation by the Operating Partnership or the Company of the transactions contemplated thereby.

(xvi) Neither the Operating Partnership nor the Company is and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company” as such term is defined in the 1940 Act.

(xvii) [This will be given in a separate opinion] Under current United States Federal income tax law, commencing with the Company’s tax year that ended on December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT.

(xviii) [This will be given in a separate opinion] Commencing with the period from the tax year that ended on December 31, 1999 up to the Closing Time, the Operating Partnership has been properly treated for United States federal income tax purposes as a disregarded entity or as a partnership and not as a corporation or as an association or a publicly traded partnership subject to tax as a corporation.

Registration Statement on Form S-3 Nos. 333-158775 and 333-158775-01 became effective under the 1933 Act on April 24, 2009 and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of each of the Operating Partnership and the Company, counsel for the Operating Partnership and the Company, representatives of the independent accountants of the Operating Partnership and the Company and you and your counsel at which the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Operating Partnership and the Company with officers and other representatives of the Operating Partnership and the Company. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check verification thereof (except to the limited extent referred to in paragraphs (xii), (xiii) and (xiv) above), on the basis of the foregoing, no facts have come to our attention that have caused us to believe that (1) the Registration Statement or any amendment thereto, at any Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Prospectus or any amendment or supplement thereto (when considered together with the Prospectus), as of the date of the Prospectus, as of the date of the amended or supplemented prospectus or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (3) the Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Operating Partnership and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

COUNSEL OPINION TO BE DELIVERED

PURSUANT TO SECTION 5(c)

(i) The Operating Partnership is qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect.

(ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect.

(iii) Each Subsidiary has been duly incorporated or formed and is validly or legally existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, all of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are free and clear of any preemptive rights or any similar rights arising under the laws of their respective jurisdiction of incorporation or formation and, to the best of my knowledge, are owned by the Company directly or through subsidiaries, free and clear of all consensual liens, encumbrances, equities or claims.

(iv) The statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Federal and State Regulations,” insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

(v) Each of the Incorporated Documents, when it was filed, appeared on its face to be appropriately responsive in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, except that I do not express any opinion as to the financial statements and related notes and schedules and other financial data included therein or omitted therefrom or the exhibits thereto.

(vi) To my knowledge, there are no legal or governmental proceedings pending to which the Operating Partnership or the Company is a party or to which any property of the Operating Partnership or the Company is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the 1933 Act Regulations that are not so disclosed.

(vii) Except for such noncompliance with, or failure to receive or comply with the terms of permits, licenses or other approvals required under, applicable Environmental Laws that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or except as otherwise set forth in the Registration Statement, the Prospectus and the Disclosure Package, the Company and its subsidiaries taken as a whole (a) are in compliance with any and all applicable Environmental Laws, (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) are in compliance with all of the terms and conditions of any such permit, license or approval.

(viii) To my knowledge, there are no statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required.

(ix) All descriptions in the Registration Statement, the Prospectus and the Disclosure Package of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(x) To the best of my knowledge, (x) none of the Operating Partnership, the Company or any of their respective subsidiaries is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, limited liability agreement or other organizational instrument, (y) no default by the Operating Partnership, the Company or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or note, and (z) no default by the Operating Partnership, the Company or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Prospectus or the Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement, except, in the case of clauses (y) and (z), as would not have a Material Adverse Effect.

(xi) The execution and delivery by the Operating Partnership and the Company of the Purchase Agreement and the performance by the Operating Partnership and the Company of their respective obligations under the Purchase Agreement, the Indenture and the Securities in accordance with their respective terms, (x) do not, whether with or without the giving of notice or lapse of time or both (subject to compliance by the Operating Partnership and the Company with any applicable covenants, restrictions or provisions with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Operating Partnership and the Company) conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xviii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Operating Partnership, the Company or any of their respective subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Operating Partnership, the Company or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Operating Partnership, the Company or any of their respective subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), or (y) do not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the charter or by-laws of the Operating Partnership, the Company or any of their respective subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, the Company or any of their respective subsidiaries or any of their respective properties or operations. I do not express any opinion, however, as to the enforceability of the Purchase Agreement. In addition, I do not express any opinion as to whether the execution, delivery or performance by the Operating Partnership and the Company of the Purchase Agreement, the Indenture and the Securities will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Operating Partnership, the Company or their respective subsidiaries.

In addition, I or my staff have participated in conferences with officers and other representatives of each of the Operating Partnership and the Company, representatives of the independent accountants of the Operating Partnership and the Company, outside counsel to the Operating Partnership and the Company and you and your counsel at which the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed. Although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in paragraph (iv) and (ix) above), on the basis of the foregoing, no facts have come to my attention that have caused me to believe that (1) the Registration Statement or any amendment thereto, at any Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Prospectus or any amendment or supplement thereto (when considered together with the Prospectus), as of the date of the Prospectus, as of the date of the amended or supplemented prospectus or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (3) the Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case I do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1).